EXHIBIT 99.1

WCI COMMUNITIES ADOPTS LIMITED DURATION SHAREHOLDER RIGHTS PLAN

Bonita Springs, FL (January 30, 2007) – WCI Communities, Inc. (NYSE: WCI), a leading builder of traditional and tower residences in highly amenitized lifestyle communities, today announced that its Board of Directors has adopted a limited duration Shareholder Rights Plan.

Don E. Ackerman, Chairman of the Board, commented, “The Board is committed to maximizing value for all of our shareholders. Given current conditions in our real estate markets and their negative impact on our stock price, we believe having a rights plan with a limited term will help ensure that all WCI shareholders realize the full and fair value of their investment in the Company in the event of a potential change of control.”

Under the Plan, one right will be distributed for each share of WCI common stock outstanding at the close of business on February 9, 2007. If any person or group acquires 15% or more of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group (other than any existing stockholders who currently own more than such percentage, who will be precluded from acquiring any additional shares). The rights plan, which is similar to the rights plans of many other public companies, will continue in effect until January 30, 2009, unless earlier redeemed or terminated by WCI, as provided in the Rights Plan.

WCI will file a Form 8-K with the U.S. Securities and Exchange Commission that will contain additional information regarding the terms and conditions of the Rights Plan.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, its mortgage and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build about 20,000 traditional and tower homes.

For more information about WCI and its residential communities please visit www.wcicommunities.com

Forward-Looking Statement

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to comply with outstanding debt agreements/covenants; S&P and/or Moody’s downgrades; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; the level of consumer confidence; increased customer cancellations or defaults; adverse legislation or regulations; unanticipated litigation or legal proceedings; changes in accounting rules, including changes in percentage of completion accounting; natural disasters; lack of visibility in the marketplace and inability to gauge timing of market turnarounds; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:

Steve Zenker, WCI Communities, Inc.

(239) 498-8066

stevezenker@wcicommunities.com

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